UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2015

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.      Other Events.

On August 24, 2015, First Real Estate Investment Trust of New Jersey (“FREIT”) issued a press release announcing that FREIT has entered into an agreement to purchase a 124 unit garden apartment community in Maywood, New Jersey. The acquisition is subject to FREIT’s conclusion of its due diligence/feasibility study period. If FREIT is satisfied with the results of the due diligence review, the acquisition is expected to close in October 2015. A copy of the Press Release is furnished as Exhibit 1 to this Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 1: Press Release dated August 24, 2015 entitled “FREIT Enters into an Agreement to Acquire a 124-Unit Garden Apartment Complex in Maywood, NJ.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Real Estate Investment Trust of New Jersey
By: /s/ Robert S. Hekemian
Name: Robert S. Hekemian
Title: Chairman and Chief Executive Officer

Date: August 24, 2015

EXHIBIT INDEX

Exhibit 1: Press Release dated August 24, 2015 entitled “FREIT Enters into an Agreement to Acquire a 124-Unit Garden Apartment Complex in Maywood, NJ.”